Exhibit 10.1
LOAN AGREEMENT*

In San Juan, Puerto Rico on the fourteenth (14th) of June of two thousand and five (2005).

APPEAR:

AS PARTY OF THE FIRST PART: MARGO CARIBE, INC. (hereafter the “DEBTOR”), a corporation organized and existing under the laws of Puerto Rico, with employer tax identification number 66-0550881, represented in this act by its president, MICHAEL JOSEPH SPECTOR MILLER, with social security number ###-##-####, of legal age, married, proprietor and resident of Dorado, Puerto Rico, who represents and warrants that he is duly authorized to represent the DEBTOR in this agreement, to which he commits to proving, when and as often as necessary; and

AS PARTY OF THE SECOND PART: DORAL BANK (hereafter “DORAL”), a banking corporation organized and existing under the laws of Puerto
Rico, with employer tax identification number 66-0387312, represented in this act by its Executive Vice President, ROLANDO RODRÍGUEZ MANCEBO, with social security number ###-##-####, of legal age, married, banker and resident of Guaynabo, Puerto Rico, who represents and warrants that he is duly authorized to represent DORAL in this agreement, to which he commits to proving, when and as often as necessary, and

DECLARE, CONVENE AND PROMISE AS FOLLOWS:

FIRST: The DEBTOR represents and warrants that it is owner of one hundred percent (100%) of the common stock issued and outstanding of Garrochales Construction and Development Corporation (hereafter “GARROCHALES”), a corporation organized and existing under the laws of Puerto Rico, with employer tax identification number 66-0590274, and that GARROCHALES is owner in full and absolute right of the real estate described in Addendum I of this agreement, which will hereafter be called “PROPERTY 1” in this agreement.

SECOND: The DEBTOR represents and warrants that GARROCHALES is owner in absolute fee simple of the property described in Addendum II of this agreement, which will hereafter be called “PROPERTY 2” in this agreement.

THIRD: The DEBTOR represents and warrants that GARROCHALES is owner in absolute fee simple of the property described in Addendum III of this agreement, which will hereafter be called “PROPERTY 3” in this agreement.

FOURTH: The DEBTOR represents and warrants that it is owner of one hundred percent (100%) of the common stock issued and outstanding of Margo State Line, Inc. (hereafter “MARGO”) a corporation duly organized under the laws of the state of Florida, United States of North America, and that MARGO is owner in absolute fee simple of the property described in Addendum IV of this agreement, which will hereafter be called “PROPERTY 4” in this agreement.

*  This is an English translation of the original Loan Agreement entered into between Margo Caribe, Inc. and Doral Bank.  Pursuant to Rule 306 of Regulation S-T, a signed original of the original Loan Agreement has been retained by the Company and will be furnished to the Securities and Exchange Commission upon request.

FIFTH: The DEBTOR has requested of DORAL a loan or financing of a revolving credit line, for the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). The DEBTOR represents and warrants to Doral that the product of this revolving credit line will be used exclusively for the purposes that appear on the sheet attached to this agreement, which is incorporated herein as Addendum V and subject to the contents of Addendum V.

SIXTH: By virtue of all the aforementioned in this agreement, DORAL commits to granting to the DEBTOR and the DEBTOR in turn to receiving from DORAL the financing or loan described below in this agreement, all under the arrangement of the following

TERMS AND CONDITIONS:

6.1	Amount of the revolving credit line:

The revolving credit line, (hereafter the “LOAN”) will be in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). Under the LOAN, the DEBTOR may take the loans it requests, subject to the conditions of this agreement and as long as the total balance of the principal of the debt under the LOAN does not exceed the sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000).

6.2	Debtor:

The LOAN will be granted by DORAL to the DEBTOR, that is, to the Puerto Rico corporation MARGO CARIBE, INC., (employer tax identification number 66-0550881).

6.3	Interest:

Subject to the provisions of section 3.10 of this agreement, the unpaid balance of the principal amount of the LOAN will accrue interest at a variable rate, equivalent at all times to TWO POINT SEVENTY FIVE PERCENT (2.75%) (two hundred and seventy five (275) basis points) over the London Interbank Offered Rate (LIBOR), adjusted every ninety (90) days. Any change in the referenced interest rate will produce a change in the interest rate of the LOAN, which will be effective on the same day of the change of the referenced interest rate. After maturity or in the event of default in the payment of the principal or the interest of the LOAN within ten (10) natural days following its maturity, and as long as the default remain uncured, the annual interest rate of the LOAN will increase by two hundred (200) basis points. In the event of any other default by the DEBTOR of any of the terms and conditions of this agreement which is not resolved within ten (10) natural days following its occurrence, and as long as the default remain uncured, the annual interest rate of the LOAN will increase by two hundred (200) basis points.

6.4	Maturity and Form of Payment

The interests on the funds owed under of the LOAN will be paid monthly, by monthly installments due the last natural day of each month during the term of this agreement, beginning on the last day of the month immediately following the execution of this agreement, when the first payment of interest for the time elapsed from the date of execution of this agreement until the last natural day of the month immediately following the execution of this agreement.

The LOAN will mature in twenty four (24) months commencing on the date of execution of this agreement. See section 4.10 of this agreement. The LOAN will be due, therefore, on June fourteenth (14) two thousand seven (2007).

6.5	Bank Fee:

DORAL will charge a non refundable bank fee in the amount of THIRTY FIVE THOUSAND DOLLARS ($35,000). This commission will be included in the first disbursement of the LOAN, earned completely by DORAL at that moment and deducted and charged by DORAL from the product of the disbursement of the LOAN. Such fee will not be refundable.

6.6	Use of Funds:

The funds product of the LOAN will be used by the DEBTOR only and exclusively for the purposes that appear in the sheet attached to this agreement, and made a part hereof as Addendum IV and subject to the content of Addendum IV.

6.7	Penalty for Late Payment and Increase in Interest Rate upon Default:

The DEBTOR will pay DORAL an amount equal to FIVE PERCENT (5%) for any installment of principal and/or interests of the LOAN paid ten (10) natural days or more after its maturity. In the event any default in the payment of any installment of the principal or interests of the LOAN that continues ten (10) natural days or more after its maturity, or any default by the DEBTOR under this agreement or any of the other documents subscribed or to be subscribed by the DEBTOR in connection with this agreement, not cured within ten (10) natural days after its occurrence, and as long as such default remains uncured, the interest rate of the LOAN will increase by 200 basis points.

6.8	Collateral and Guarantee:

THE LOAN will have the following collateral and guarantees:

a.
Guaranteed first lien in favor of DORAL and a first priority security interest in favor of DORAL over mortgage promissory note (hereafter the “MORTGAGE PROMISSORY NOTE OF $2,025,000”) to the order of DORAL, issued by GARROCHALES, for the principal amount of TWO MILLION TWENTY FIVE THOUSAND DOLLARS ($2,025,000), guaranteed with a first mortgage (hereafter MORTGAGE OF $2,025,000) over PROPERTY 1, constituted by deed number thirty three (33), granted in San Juan, Puerto Rico, the fourteenth (14) of June of two thousand five, (2005), before the notary public Francisco Pujol Meneses.

b.
Guaranteed first lien in favor of DORAL and a first priority security interest in favor of DORAL over mortgage promissory note (hereafter the “MORTGAGE PROMISSORY NOTE OF $475,000”) to the order of DORAL, issued by GARROCHALES, for the principal amount of FOUR HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($475,000), guaranteed with a first mortgage (hereafter MORTGAGE OF $475,000) over PROPERTY 2, constituted by deed number thirty three (34), granted in San Juan, Puerto Rico, the fourteenth (14) of June of two thousand five, (2005), before the notary public Francisco Pujol Meneses.

c.
Guaranteed first lien in favor of DORAL and a first priority security interest in favor of DORAL over mortgage promissory note (hereafter the “MORTGAGE PROMISSORY NOTE OF $500,000”) to the order of DORAL, issued by GARROCHALES, for the principal amount of FIVE HUNDRED FIVE THOUSAND DOLLARS ($500,000), guaranteed with a first mortgage (hereafter MORTGAGE OF $500,000) over PROPERTY 3, constituted by deed number three (3), granted in San Juan, Puerto Rico, the twenty fifth (25) of January of two thousand two, (2002), before the notary public Rebecca Cuevas Fontán.

d.
Guaranteed first lien in favor of DORAL and a first priority security interest in favor of DORAL over mortgage promissory note (hereafter the “MORTGAGE PROMISSORY NOTE OF $450,000”) to the order of DORAL, issued by MARGO, for the principal amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000), guaranteed with a first mortgage (hereafter MORTGAGE OF $450,000) over PROPERTY 4.

e.
Guaranteed first lien in favor of DORAL and a first priority security interest in favor of DORAL over promissory note (hereafter the “PROMISSORY NOTE OF $3,000,000”) to the order of the GUARANTORS (as this term is defined below in this agreement), issued by the DEBTOR, for the principal amount of TREE MILLION DOLLARS ($3,000,000) the twenty third (23) day of May of two thousand five (2005), maturing on the first (1) of May of two thousand ten (2010). Copy of the PROMISORRY NOTE FOR $3,000,000 is annexed to this agreement, and made a part hereof as Addendum VI.

f.
Title insurance policy in favor of DORAL, issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $2,025,000 as a first mortgage on PROPERTY 1 for a total principal amount of TWO MILLION TWENTY FIVE THOUSAND DOLLARS ($2,025,000).

g.
Title insurance policy in favor of DORAL, issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $475,000 as a first mortgage on PROPERTY 2 for a total principal amount of FOUR HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($475,000).

h.
Title insurance policy in favor of DORAL, issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $500,000 as a first mortgage on PROPERTY 3 for a total principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000).

i.
Title insurance policy in favor of DORAL, issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $450,000 as a first mortgage on PROPERTY 4 for a total principal amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000).

6.9	Due Dates and Advance Payment:

The LOAN will mature in its entirety on June fourteen (14) two thousand seven (2007) and shall be payable as provided in section 6.4 of this agreement.

In the event of any prepayment for the total amount of the LOAN before its maturity with the product of any refinancing (except for refinancing granted by DORAL and/or entities affiliated to DORAL), the DEBTOR will be obligated to pay DORAL a non refundable penalty equal to ONE POINT FIVE PERCENT (1.5%) annually on the unpaid balance of the LOAN at the moment of prepayment until the maturity of the LOAN. This penalty for prepayment will be paid by the DEBTOR to DORAL simultaneously with the prepayment of the LOAN.

6.10	Changes in Laws or Regulations Applicable to Doral:

In the event of an increase in cost of funds to Doral as a result of any change in a law, rule, or regulation that becomes effective after the date of the execution of this agreement and which is applicable to DORAL, the interest rate of the LOAN will increase after the date in which the law, rule or regulation becomes effective. This increase in the interest rate of the LOAN will be only the amount sufficient for DORAL to recover the increase in the cost of its funds through the increased interest rate, in one part of said funds, equal at all times to the unpaid balance of the LOAN’s principal.

6.11	Source of Payment

The DEBTOR contemplates paying the loan with funds provided by the following sources or a combination of the same:

a.
A refinancing of the LOAN on or before its maturity. The parties appearing herein acknowledge, recognize and accept that neither DORAL nor its related or affiliated entities have the moral or legal obligation of any kind to grant or disburse the aforementioned refinancing, as well as that the DEBTOR’s obligation to pay the LOAN upon maturity is in no way conditioned to the approval, concession, or disbursement of said refinancing.

b.	Other funds of the DEBTOR or the GUARANTORS or any of them.

c.	The product of the sale of PROPERTY 1 or part(s) of the same

d.	The product of the sale of PROPERTY 2 or part(s) of the same

e.	The product of the sale of PROPERTY 3 or part(s) of the same

f.	The product of the sale of PROPERTY 4 or part(s) of the same

6.12	Disbursement of the Loan and Promissory Note:

DORAL has disbursed the LOAN in its entirety in a manner satisfactory to the DEBTOR, simultaneously with the granting of this agreementt, with the deductions and/or retentions described in Addendum V of this agreement, if any, and the DEBTOR so acknowledges and accepts.

6.13	Promissory Note:

The funds owed and to be owed under this LOAN have been evidenced by a promissory note issued at this same date by the DEBTOR to the order DORAL, for the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). A copy of said promissory note is attached as Addendum VI of this agreement and made a part hereof. DORAL acknowledges receipt of the original promissory note (the “CASHIER’S NOTE”) by appearing in this agreement. In the grid attached to the CASHIER’S NOTE, all disbursements and payments of the owed funds under the LOAN will be annotated. DORAL is under no obligation to disburse funds to the DEBTOR under the LOAN in the event of default by the DEBTOR with this agreement and/or any other contracts granted by the DEBTOR in connection with this agreement and/or transactions and/or business object of the same.

6.14	Representations and Warranties of the DEBTOR:

To induce DORAL to grant the LOAN to the DEBTOR, the DEBTOR represents and warrants DORAL the following:

a.	The provisions of sections FIRST, SECOND, THIRD, FOURTH, and FIFTH of this agreement are correct and true and nothing in those sections is misleading.

b.
The DEBTOR has the legal capacity to take the LOAN, enter into this agreement, subscribe and deliver the CASHIER’S NOTE, the PROMISSORY NOTE for $3,000,000 and all the other documents, if any, in connection with the LOAN and/or the guarantees or collaterals of the same and subscribed by the DEBTOR.

c.
GARROCHALES has the legal capacity to subscribe and deliver the MORTGATE PROMISSORY NOTE for $2,025,000, the MORTGATE PROMISSORY NOTE for $475,000, the MORTGATE PROMISSORY NOTE for $500,000, the MORTGAGE of $2,025,000, the MORTGAGE of $475,000, the MORTGAGE of $500,000, the PROMISSORY NOTE for $3,000,000 and all other documents, if any, in connection with the LOAN and/or the guarantees or collaterals of the same and subscribed by GARROCHALES.

d.
MARGO has the legal capacity to subscribe and deliver the MORTGATE PROMISSORY NOTE for $450,000, the MORTGAGE of $450,000, and all other documents, if any, in connection with the LOAN and/or the guarantees or collaterals of the same and subscribed by MARGO.

e.
The GUARANTORS have the legal capacity necessary to execute the documents subscribed or to be subscribed by the GUARANTORS in connection with the loan, if any, to personally and jointly and severally solidarity guarantee the LOAN, and subscribe documents to guarantee the LOAN jointly and severally.

f.
Nothing in this agreement or in any other document in connection with the LOAN and/or its collaterals or guarantees violates any provision of contract(s) or agreement(s) that obligate or bind the DEBTOR or contained in the documents through which the DEBTOR was created.

g.
Nothing in this agreement or in any other document in connection with the LOAN and/or its collaterals or guarantees violates any law(s), rule(s), regulation(s), norm(s), sentence(s), decree(s) or similar instrument(s) that obligate or bind the DEBTOR.

h.	The DEBTOR is a corporation duly constituted and doing business and in good standing in accordance with the laws of Puerto Rico and its president is MICHAEL JOSEPH SPECTOR MILLER.

i.
MICHAEL JOSEPH SPECTOR MILLER is duly authorized by the Board of Directors of the DEBTOR to appear in this agreement in representation of the DEBTOR, as well as in all other documents granted or to be granted by the DEBTOR in connection with this LOAN.

j.	MARGO is a corporation duly constituted and doing business and in good standing in accordance with the laws of the state of Florida, United States of America.

h.	GARROCHALES is a corporation duly constituted and doing business and in good standing in accordance with the laws of Puerto Rico.

j.
MICHAEL JOSEPH SPECTOR MILLER is duly authorized by the Board of Directors of MARGO to appear in representation of MARGO in all documents entered into or to be entered into by MARGO in connection with this LOAN.

l.
MICHAEL JOSEPH SPECTOR MILLER is duly authorized by the Board of Directors of GARROCHALES to appear in representation of GARROCHALES in all documents entered into or to be entered into by GARROCHALES in connection with this LOAN.

m.
This agreement, the CASHIER’S NOTE, the PROMISSORY NOTE for $3,000,000 and other documents, if any, subscribed by the DEBTOR in connection with this LOAN and/or its collaterals or guarantees, are valid and obligate and bind the DEBTOR.

n.
The MORTGAGE of $2,025,000, the MORTGAGE of $475,000, the MORTGAGE of $500,000, the MORTGATE PROMISSORY NOTE for $2,025,000, the MORTGATE PROMISSORY NOTE for $475,000, the MORTGATE PROMISSORY NOTE for $500,000, the PROMISSORY NOTE for $3,000,000 and all other documents, if any, subscribed by GARROCHALES in connection with the LOAN and/or the collaterals or guarantees are valid and obligate and bind GARROCHALES.

o.
The MORTGAGE of $450,000, the MORTGATE PROMISSORY NOTE for $450,000, and all other documents, if any, subscribed by MARGO in connection with the LOAN and/or the collaterals or guarantees are valid and obligate and bind MARGO.

p.
There is no litigation, suits, judicial actions, or claims or similar proceedings pending against the DEBTOR, the GUARANTORS, MARGO, GARROCHALES, some or any of them, be it in the courts of justice or administrative agencies, or arbitration forums or anything similar, which either individually or in conjunction, will result in adverse material change(s) in the business or operations or financial condition of the DEBTOR, the GUARANTORS, MARGO, GARROCHALES, some or any of them and there is no threat of such litigation, suit, judicial action or claim or similar proceedings.

q.	The DEBTOR, nor the GUARANTORS, nor MARGO nor GARROCHALES are insolvent or incapable of paying their respective debts on their respective maturities.

r.	There is no bankruptcy, reorganization or similar proceedings filed by or against the DEBTOR, the GUARANTORS, MARGO, GARROCHALES or some or any of them.

s.
The MORTGAGE of $2,025,000 has a rank of first mortgage and is not subordinated to any other charge or mortgage lien. The MORTGAGE of $475,000 has a rank of first mortgage and is not subordinate to any other charge or mortgage lien. The MORTGAGE of $500,000 has a rank of first mortgage and is not subordinate to any other charge or mortgage lien. The MORTGAGE of $450,000 has a rank of first mortgage and is not subordinate to any other charge or mortgage lien.

t.
All territory taxes or property taxes corresponding to the Property (as this term is defined further on in this agreement) are current and no arrears are owed due to the same or for interests, charges, or penalties relative to such.

u.
PROPERTY 1 and PROPERTY 2 were appraised together on the tenth (10) of February of two thousand five (2005) by the appraising firm of Beverly & Associates, PCS in the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000). PROPERTY 3 was appraised on the tenth (10) of February of two thousand five (2005) by the appraising firm of Beverly & Associates, PCS in the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000). PROPERTY 3 was appraised by an appraiser acceptable to DORAL at a sum acceptable to DORAL.

v.	The premiums of all the insurance policies mentioned in this agreement have been paid and said policies are fully valid and in effect.

w.	The DEBTOR maintains its accounting books and files in Puerto Rico.

x.
GARROCHALES is the owner of the MORTGAGE PROMISSORY NOTE OF $2,025,000 and, other than in favor of DORAL, it has no lien, mortgage, or transfer of any kind and GARROCHALES is the absolute fee simple owner of PROPERTY 1. GARROCHALES is the owner of the MORTGAGE PROMISSORY NOTE OF $475,000 and, other than in favor of DORAL, it has no lien, mortgage, or transfer of any kind and GARROCHALES is the absolute fee simple owner of PROPERTY 2. GARROCHALES is the owner of the MORTGAGE PROMISSORY NOTE OF $500,000 and, other than in favor of DORAL, it has no lien, mortgage, or transfer of any kind and GARROCHALES is the absolute fee simple owner of PROPERTY 3.

y.
MARGO is the owner of the MORTGAGE PROMISSORY NOTE OF $450,000 and, other than in favor of DORAL, it has no lien, mortgage, or transfer of any kind and MARGO is the absolute fee simple owner of PROPERTY 4.

z.
The pledges liens and the interests guaranteed in favor of DORAL as described in sections 6.8(a), 6.8(b), 6.8(c), 6.8(d), and 6.8(c) are in first degree and are not junior or subordinate to charge, lien, or guaranteed interest of any kind, except for those mentioned in the aforementioned sections, if any.

aa.
The improvements, surface, and subsoil of PROPERTY 1, of PROPERTY 2, of PROPERTY 3, and of PROPERTY 4, and the improvements, surface, and subsoil of the other real estate properties belonging to the DEBTOR and/or MARGO and/or GARROCHALES will be jointly called hereafter in this agreement, the PROPERTY. The PROPERTY is not contaminated with any kind of dangerous substance. No kind of dangerous substance emanation has been provoked on the PROPERTY. After careful research and investigation by the DEBTOR, the DEBTOR represents, warrants, and assures that, according to the available data, there has never been and there is no emanation of dangerous substances of any kind on the PROPERTY. The PROPERTY is not the object of a lien, transaction, claim, complaint, liability or suit of any kind (be it federal, state, or municipal in character) relative to the Superfund or that has as an ends the cleaning, elimination, or remedy of any dangerous substance that may be found on the PROPERTY, nor does there exist a threat or the probability that such a situation should arise. There are no asbestos on the PROPERTY. There is no subterranean storage tank on the PROPERTY. The PROPERTY is not subject to any liability relative to the Superfund due to cleaning, elimination, or remedy of dangerous substances or of responsibility, cost, or payment resulting from the elimination of subterranean storage tanks or asbestos from the PROPERTY. The DEBTOR will indemnify, defend and compensate DORAL for fines, penalties, loss, costs, and expenses (among them, unlimited legal fees) that arise or result as a direct or indirect consequence of incorrectness or inexactitudes of some or any of the representations or warranties made by the DEBTOR to DORAL or of default by the DEBTOR in its obligations with DORAL relative to dangerous substances on the PROPERTY. Be it clear that the PROPERTY includes its surface, subsoil and anything found therein. Said indemnity will continue beyond the execution of this agreement. The terms Dangerous Substances and emanations as used herein, have the same meaning and definitions indicated in sections fourteen (14), twenty-two (22) and twenty-three (23), respectively, of Title Forty-Two (42) United States Code (U.S.C.) sections nine thousand six hundred and one (9601) and subsequent ones, and in the laws of the Commonwealth of Puerto Rico, with the understanding that the term Dangerous Substance, as used in this text, covers Hazardous Wastes as defined in forty-two (42) U.S.C., section six thousand nine hundred three (6903), and petroleum, defined in forty-two (42) U.S.C. six thousand nine hundred ninety one (6991). The term Superfund, as used in this text means Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and any similar law promoted by the Commonwealth of Puerto Rico applicable to the Property or its subsoil, included without limitations, the laws of the Commonwealth of Puerto Rico, and all rules and regulations promoted, administrated or applied by any government organization or dependency with arrangements with them. The term underground storage tank, as used here, has the same meaning and the same definition as those indicated in forty-two (42) U.S.C., six thousand nine hundred ninety one (6991).

bb.
The DEBTOR is duly authorized and has the necessary legal capacity to be owner of its properties and to conduct business as it currently does and has all required licenses and permits to do so, if any be required.

cc.
All improvements and constructions that the DEBTOR or its contractors and/or principals and/or agents make to PROPERTY 1, PROPERTY 2, PROPERTY 3, or PROPERTY 4, will be performed in accordance with its blueprints and specifications with all the necessary endorsements, permits, and approvals from those government agencies with jurisdiction over them and all laborers and employees who work in them will be covered by the corresponding policies from the State Insurance Fund and Chaffer’s Insurance, if it applies, and the premiums of these policies will be kept current and up to date.

dd.	The DEBTOR’s only stockholders are the GUARANTORS. MARGO’s only stockholder is the DEBTOR. GARROCHALES has the same stockholders as the DEBTOR. GARROCHALES’s only stockholder is the DEBTOR.

6.15	Obligations of the DEBTOR
To induce DORAL to grant the DEBTOR the LOAN, the DEBTOR promises the following as long as any amount of principal or interest is still owed by virtue of this LOAN:

a.
Will maintain or cause to maintain in full force and effect policies covering the PROPERTY for fire, earthquake, hurricane, flood, vandalism, theft, extended coverage, and builder’s risk, as applicable, as well as public liability policies for injuries to the person or damage to the property suffered or caused on the PROPERTY, issued by solvent insurance companies acceptable to DORAL, for minimum coverage amounts acceptable to DORAL.

b.
Will include or cause that DORAL be included as additional insured in the policies mentioned in section 6.15(a) of this agreement relative to PROPERTY 1, PROPERTY 2, PROPERTY 3, or PROPERTY 4 along with the DEBTOR as their respective interest may appear.

c.	Will send or cause to be sent to DORAL complete copies of all insurance policies mentioned in section 5.15(a) of this agreement, of all renewals and evidence of punctual payment of their premiums.

d.	Will cause guaranteed interests that form part of the collateral or guarantee of the LOAN be informed immediately to the State Department through the corresponding Financial Statements.

e.
Will request that the insurance companies that issued or issue all the aforementioned insurance policies notify DORAL of any changes, renewals or cancellations of said policies, as well as any arrears of delay in the payment of their premiums.

f.
The DEBTOR will cause GARROCHALES not to sell or transfer PROPERTY 1, PROPERTY 2, PROPERTY 3, or and that GARROCHALES and/or the DEBTOR do not sell or transfer the rest of the PROPERTY, except through bona fide transactions with persons not related or affiliated to MARGO and/or the DEBTOR and through the consideration of sufficient payment to reflect the fair market value of the property sold or transferred.

g.
The DEBTOR will ensure that MARGO does not sell or transfer PROPERTY 3 except through bona fide transactions with persons not related or affiliated to MARGO and/or the DEBTOR and through the consideration of sufficient payment to reflect the fair market value of the property sold or transferred.

h.
The DEBTOR will not sell or transfer the PROPERTY except through bona fide transactions with persons not related or affiliated to the DEBTOR and through the consideration of sufficient payment to reflect the fair market value of the property sold or transferred.

i.
The DEBTOR will cause GARROCHALES not to sell PROPERTY 1 without the previous written consent from DORAL. The DEBTOR will cause GARROCHALES not to sell PROPERTY 2 without the previous written consent from DORAL. The DEBTOR will cause GARROCHALES not to sell PROPERTY 3 without the previous written consent from DORAL. The DEBTOR will cause MARGO not to sell PROPERTY 4 without the previous written consent from DORAL.

j.	Will maintain or cause to maintain territory taxes or the corresponding property taxes for the PROPERTY.

k.	Will ensure that the PROPERTY and all its improvements be maintained in good state of conservation and maintenance.

l.
In general, all payments of debts will be kept current and up to date as well as in compliance with all obligations, including the necessary permits and licenses, if any, to be owner of its assets and to operate its businesses.

m.	Will comply with all laws, rules, regulations, norms, decrees, sentences, resolutions, and similar instruments that may apply.

n.	Will pay the principal and interests of the LOAN on time.

o.	Will grant clarifying motions or other additional documents deemed necessary so that guaranteed liens and interests that are a part of the collateral or LOAN guarantee be valid and binding.

p.	Will not deposit or spill nor will permit the depositing or spilling of Dangerous Substances on the PROPERTY.

q.
Will not transfer, mortgage, lien, or assign, except in favor of DORAL, the securities and assets that are a part of the collateral or guarantee of the LOAN. Will cause MARGO not to transfer, mortgage, lien, or cede, except in favor of DORAL, the securities and assets that are a part of the collateral or guarantee of the LOAN. Will cause GARROCHALES not to transfer, mortgage, lien, or assign, except in favor of DORAL, the securities and assets that are a part of the collateral or guarantee of the LOAN.

r.	Will maintain a checking account with DORAL BANK.

s.
Will pay or ensure the immediate payment of all legal fees relative to the LOAN documents, as well as seals on any Financing Statement(s) in connection with the LOAN submitted to the State Department of Puerto Rico, as well as expenses for the study of deed titles for PROPERTY 1, PROPERTY 2, PROPERTY 3 and PROPERTY 4.

t.
Will maintain files, documents, and accounting books in Puerto Rico and will submit to DORAL its financial statements every quarter, and if so required by DORAL, will make accessible its books to be examined and audited by DORAL.

u.
Will send or ensure delivery to DORAL annually, the DEBTOR’s financial statements. For financial statements of natural persons, these should be sent to DORAL on or before the fifteenth (15th ) of April of each year. Likewise, those financial statements pertaining to legal entities should be sent to DORAL within ninety (90) natural days following the end of the fiscal year of the legal entity to whom the financial statements correspond. The financial statements will include a certification by the accountant in charge of their preparation indicating that according to the accountant’s best knowledge and understanding, and in his/her opinion, the DEBTOR is not defaulting or indefault with its obligations under this agreement and all other documents in connection with this LOAN and/or its guarantees or collaterals.

v.
Will maintain or cause to be maintained all policies with the State Insurance Fund and Chauffer’s Insurance mentioned in section 6.14(cc) of this agreement are current and valid and that all premiums are paid.

w.
Will defend, indemnify and keep DORAL and its stockholders, directors, officers, employees, agents, consultants, owners, and representatives of DORAL and ensure that the GUARANTORS, GARROCHALES, and MARGO defend, indemnify, and keep DORAL and its stockholders, directors, officers, employees, agents, consultants, owners, and representatives free from any liability, loss, damage, cost, or expense suffered, incurred or threatened as a result or alleged result, directly or indirectly, of any default of the DEBTOR’s part in its obligations under this agreement and the other documents in connection with this LOAN and/or its guarantees and/or collaterals, and/or as a result and/or alleged result of any notification, complaint, claim, suit, litigation, rule, regulation, norm and/or any other legal requisite, including, without limiting the generality and amplitude of the previous, costs, legal expenses, legal and/or consulting fees, costs for environmental clean-up, removal and disposal of waste and/or substances and/or toxic, dangerous, contaminated materials, contaminants and/or controlled substances, costs for repairs or mitigation of damages to natural resources, fines, penalties, and/or injury to persons or personal property or real estate (immovables) and/or businesses and/or business entities or any other legal or natural entity, including, without limitation, all liabilities, responsibilities, claims, and past, present and/or future obligations resulting from or allegedly resulting from, direct or indirectly, relative to, direct or indirectly, the environmental condition of PROPERTY 1, PROPERTY 2, PROPERTY 3, PROPERTY 4 and/or other assets included in the PROPERTY, and/or subsoil and/or the existence or alleged existence of any environmental danger or risk on the PROPERTY and/or the subsoil and/or any discharge, alleged discharge or threat of any discharge of toxic, dangerous, contaminated, contaminants and controlled substances of any kind in, on, or under the PROPERTY and/or its subsoil, at any time or moment, regardless if it is caused or allegedly caused or not by DORAL and/or its stockholders, and/or directors and/or officers, and/or employees and/or consultants and/or directors and/or owners and/or agents and/or representatives and/or within and/or under their control or any or some of them.

x.
Will maintain or cause GARROCHALES to maintain in effect at all times a valid insurance policy on the mortgage issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $2,025,000 as a first degree mortgage lien on PROPERTY 1, subordinate only to the charges and liens, if any, mentioned in the deed through which the MORTGAGE OF $2,025,000 was established.

y.
Will maintain or cause GARROCHALES to maintain in effect at all times a valid insurance policy on the mortgage issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $475,000 as a first degree mortgage lien on PROPERTY 2, subordinate only to the charges and liens, if any, mentioned in the deed through which the MORTGAGE OF $475,000 was established.

z.
Will maintain or cause GARROCHALES to maintain in effect at all times a valid insurance policy on the mortgage issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $500,000 as a first degree mortgage lien on PROPERTY 3, subordinate only to the charges and liens, if any, mentioned in the deed through which the MORTGAGE OF $500,000 was established.

aa.
Will maintain or cause MARGO to maintain in effect at all times a valid insurance policy on the mortgage issued by a title insurance company acceptable to DORAL, insuring the MORTGAGE OF $450,000 as a first degree mortgage lien on PROPERTY 4, subordinate only to the charges and liens, if any, mentioned in the deed through which the MORTGAGE OF $450,000 was established.

bb.
On or before the execution of this agreement, will obtain or cause GARROCHALES to obtain a title insurance policy insuring the deed in full ownership of PROPERTY 1 for a sum no less that TWO MILLION TWENTY FIVE THOUSAND DOLLARS ($2,025,000), issued by a title insurance company acceptable to DORAL.

cc.
On or before the executing of this agreement, will obtain or cause GARROCHALES to obtain a title policy insuring the deed in full ownership of PROPERTY 2 for a sum no less that FOUR HUNDRES SEVENTY FIVE THOUSAND DOLLARS ($475,000), issued by a title insurance company acceptable to DORAL.

cc.
On or before the executing of this agreement, will obtain or cause GARROCHALES to obtain a title policy insuring the deed in full ownership of PROPERTY 3 for a sum no less that FIVE HUNDRED THOUSAND DOLLARS ($500,000), issued by a title insurance company acceptable to DORAL.

dd.
On or before the execution of this agreement, will obtain or cause MARGO to obtain a title policy insuring the deed in full ownership of PROPERTY 4 for a sum no less that FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000), issued by a title insurance company acceptable to DORAL.

6.16	Default:

DORAL may, in its sole option and discretion, accelerate the maturity of the LOAN, and/or proceed to collect it through judicial or extra judicial means, and/or execute its liens on the collaterals or guarantees, and/or execute the MORTGAGE OF $2,025,000, the MORTGAGE OF $475,000, the MORTGAGE OF $500,000, and/or the MORTGAGE OF $450,000 if any of the following events or omissions should occur, all of which will be considered noncompliance on the DEBTOR’s part when they are notified by DORAL to the DEBTOR and thirty (30) calendar days have elapsed commencing the date of notification:

a.	Non payment of any of the installments of interest or principal of the LOAN within thirty (30) natural days immediately following their respective maturities.

b.	Noncompliance by the DEBTOR of any of the terms and conditions of the LOAN and/or any other obligation it may have with DORAL.

c.	The commencement by or against the DEBTOR of any voluntary or involuntary proceeding under the Bankruptcy Law of the United States of America or any similar law to statute.

d.	Insolvency of the DEBTOR or the DEBTOR’s incapacity to comply punctually with its obligations or pay its debts on time.

e.	Presence on the PROPERTY of Dangerous Substances.

f.	Failure to timely pay territory taxes on the PROPERTY, including without limitation, PROPERTY 1, PROPERTY 2, PROPERTY 3, and PROPERTY 4

g.	Failure to timely pay the aforementioned premiums or insurance policies or the cancellation of said policies or any one of them without its immediate substitution with a similar policy.

h.	If any representation by the DEBTOR in this agreement or the LOAN application were intentionally false, materially incomplete or conducive to error.

i.
The future assignment, transfer, sale, or establishment of a lien or liens on PROPERTY 1, PROPERTY 2, PROPERTY 3, and PROPERTY 4 or on any or some of the interests of the DEBTOR and/or MARGO on the securities, instruments, or assets that constitute the collateral or guarantee of the LOAN, except when in favor of DORAL.

j.
The sale of PROPERTY 1 without written consent of DORAL. The sale of PROPERTY 2 without the prior written consent of DORAL. The sale of PROPERTY 3 without the prior written consent of DORAL. The sale of PROPERTY 4 without the prior written consent of DORAL.

k.
The appointment of an executor, judicial administrator, receiver or similar officer to take charge of any or some of the PROPERTY or of any or part of the assets or businesses of the DEBTOR, and/or the GUARANTORS and/or MARGO and/or GARROCHALES, if the same does not become null within the sixty (60) days immediately following the appointment.

l.
If any sentence or arbitration decision or an order from any litigation, administrative proceeding or arbitration is issued and becomes firm and final against MARGO and/or against GARROCHALES, for an amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) or more and the same is not satisfied or bonded within sixty (60) days following the date issue date, or if any creditor takes possession of any property or properties from the DEBTOR and/or GUARANTORS and/or MARGO and/or GARROCHALES and said possession is not terminated, be it by bonding the debt or a claim or desist or a dismissal or a termination to the claim, within sixty (60) days following the initial taking of possession.

m.
If the DEBTOR is dissolved or if the DEBTOR is no longer under the direct or indirect control of the GUARANTORS. If MARGO is dissolved or is no longer under the direct or indirect control of the GUARANTORS. If GARROCHALES is dissolved or is no longer under the direct or indirect control of the GUARANTORS.

n.
If the DEBTOR is dissolved or merges with any entity, or if the DEBTOR’s stock or the GUARANTOR’s interests in the DEBTOR are mortgaged, liened, transferred, traded or assigned, except to entities controlled by the GUARANTORS or any or some of them, without the written consent of DORAL. If MARGO is dissolved or merges with any entity, or if MARGO’s stock or the DEBTOR’s interests in MARGO are mortgaged, liened, transferred, traded or ceded, except to entities controlled by the DEBTOR and/or the GUARANTORS or any or some of them, without the written consent of DORAL. If GARROCHALES is dissolved or merges with any entity, or if GARROCHALES’ stock or the GUARANTORS’ interests in the DEBTOR are mortgaged, liened, transferred, traded or ceded, except to entities controlled by the DEBTOR and/or the GUARANTORS or any or some of them, without the written consent of DORAL.

o.	If the DEBTOR does not obtain the title insurance policies describe in this agreement or if during the term of the LOAN any of these policies ceases to be in full force and effect.

SEVENTH: This agreement may not be assigned by the DEBTOR without the previous written consent of DORAL and DORAL is under no obligation to give this consent. Likewise, DORAL may freely assign this agreement to any person or entity and DORAL may freely sell the LOAN and/or one or more participations of the same to any entity. Subject to the above, this agreement will be in force and in effect between the parties and their inheritors, successors, trustees, and cessionaries.

EIGHTH: The notifications between the parties under this agreement will be by certified mail with acknowledgement of receipt, with pre-paid postage, or by messenger with acknowledgment of receipt, with a copy by fax to the following addresses and fax numbers of the parties or to those that the parties notify in the future:

To DORAL:
Doral Bank
Suite 800, Doral Bank Plaza
F. D. Roosevelt Ave. #1159
Puerto Nuevo
San Juan, Puerto Rico 00920

Attention:	Mr. Rolando Rodríguez Mancebo
Executive Vice President

To the DEBTOR:
MARGO CARIBE, INC.
Call Box 1370
Dorado, P.R. 00646-1370

Attention:	Mr. Michael Joseph Spector Miller
President

NINTH: This agreement will be interpreted in accordance with the laws of Puerto Rico and will be governed by the same.

TENTH: In the event any litigation arises relative to this agreement, the LOAN or other documents relative to it, the parties will submit to the jurisdiction of the General Court of Justice of Puerto Rico.

ELEVENTH: Should DORAL waive any or some of its rights under this agreement and the other documents in connection with the LOAN or its guarantees or collaterals does not imply nor should be interpreted as DORAL’s waiver of the rest of its rights under this agreement and will apply only and exclusively to the occasion on which said renunciation is made and to no other occasions.

TWELVETH: The titles and number and section letters, sections, paragraphs, or parts of this agreement are inserted only to facilitate its reading and in no way affect the substance content of the same.

THIRTEENTH: In this agreement, the feminine, the masculine and the neutral are used indistinctively, unless the text specifically suggests the contrary. The same occurs with plurals and singulars.

FOURTEENTH: It is the parties’ intention that all the clauses, terms and conditions present in the contract be obligatory, valid and binding as written. Nevertheless, if a court with jurisdiction on the subject should resolve in final and firm manner that a part of section of this agreement is not valid the way it is written for being too vague or too comprehensive, then the parties agree that said clause, section or part be valid and binding only to the maximum possible as determined by the court. On the other hand, if any clause, part or section of this agreement result illicit or illegal according to a firm and final determination of some court with jurisdiction, then the same shall be held as null and the rest of the contract will remain in full force and effect.

FIFTEENTH: This agreement may be modified or amended only by a written document signed by all parties here present.

SIXTEENTH: The DEBTOR authorizes DORAL to pay the legal fees incurred by the DEBTOR in the preparation and closing of the LOAN and all the documents relative to the same and all other expenses relative to the closing of this LOAN, as well as the commission of the LOAN, directly to the offices of Francisco Pujol Meneses, Esquire.

IN WITNESS WHEREOF, the parties grant and subscribe this agreement, as they agree it reflects total, complete, faithful and exactly what they have agreed, at the place and time indicated in the heading of this document.

DORAL BANK		MARGO CARIBE, INC.

By:	/s/ Rolando Rodríguez Mancebo	By:	/s/ Michael Joseph Spector
	ROLANDO RODRÍGUEZ		MICHAEL JOSEPH SPECTOR
	MANCEBO		MILLER
	Executive Vice President		President

Affidavit Number: 4091

Acknowledged and signed before me by Rolando Rodríguez Mancebo, of legal age, banker, married and resident of Guaynabo, Puerto Rico, in his capacity as Executive Vice President of Doral Bank, and by Michael Joseph Spector Miller, as President of Margo Caribe, Inc., of legal age, proprietor, married and resident of Dorado, Puerto Rico, both of whom I know personally. In San Juan, Puerto Rico, on the fourteenth (14th) of June of two thousand five (2005).

[SEAL]

/s/Francisco Pujol Meneses
Notary Public

Addendum I

“LOT ‘A” - RUSTIC: Track of land with space for SIXTY FOUR CUERDAS (64CDAS.), located in Barrio Garrochales of Arecibo. On the North adjacent to State Road Number Six Hundred Eighty Two (682); on the South with the primary farm from which it is segregated and in one hundred and nine point one hundred and eighty meters (109.180m.) with Lot One B (1B), to be segregated from the primary farm; on the East, with land currently belonging to Aramis Acosta Ríos, Enrique Houre, and Joaquín Rosa; and on the West, with land currently belonging to Carmelo Betancourt, the succession of Claudio Rojas and with land belonging to Pelegrín Terraza.” Hereafter “PROPERTY 1.”

PROPERTY 1 is registered in folio two hundred and seventy (270) of volume four hundred forty five (445) of the First (1st) Section of Arecibo of the Puerto Rico Property Registry, farm number seventeen thousand nine hundred fifty two (17,952).

Addendum II

“LOT ‘C’ - RUSTIC: Located in Barrio Garrochales of Arecibo, comprised of FOURTEEN POINT SEVENTY FIVE CUERDAS (14.75CDAS.), equal to five (5) hectares, seventy nine (79) areas and sixty seven (67) “centarias.” It has one (1) single level wood house with a zinc roof. On the North, adjacent to State Road Six Hundred Eighty Two (682); on the East with lands owned by Manuel Rivera; on the South, with lands owned by Cidra Farms Incorporated; and on the West with Fiesta Farms Incorporated.” Hereafter “PROPERTY 2”.

PROPERTY 2 is registered in folio two hundred twenty two (222) of volume two hundred eighty five (285) of the First (1st) Section of Arecibo of the Puerto Rico Property Registry, farm number twelve thousand seven hundred ninety (112,790).

Addendum III

“LOT ‘B’ - RUSTIC: Farm located in Barrio Garrochales of Arecibo, comprised of THIRTY POINT FIFTY ONE CUERDAS (30.51CDAS.) equivalent to eleven (11) hectares, ninety nine (99) areas and sixteen (16) “centareas” of land. On the North adjacent to State Road Six Hundred Eighty Two (682) which goes from Arecibo to Barrio Garrochales and lands belonging to Justina Menéndez; on the South with lands belonging to Pablo Meléndez; on the East with lands belonging to the succession of Antonio Márquez and Justina Meléndez; and on the West with lands belonging to Manuel Rivera.” Hereafter “PROPERTY 3”.

PROPERTY 3 is registered in folio two hundred ninety (290) of volume four hundred eighty eight (488) of the First (1st) Section of Arecibo of the Puerto Rico Property Registry.

Addendum IV
EXHIBIT A

DESCRIPTION OF REAL PROPERTY

All the certain tract or parcel of land situate, lying and in the 32nd G.M. District, of Charlton County, Georgia, containing 66.06 acres, more or l4ess, known locally as Grantor’s Georgia & Florida Investment “Novelty” Tract, and being more particularly described as follows: Beginning at an existing concrete monument located on the western right of way line of the 200 foot right of way of the CSX Railroad, said concrete monument being located 1,264 feet from Milepost #603, and running thence along said right of way South 14 degrees 39 minutes 10 seconds East a distance of 402.52 feet to a point; continuing thence along said right of way line an are distance of 1,918.78 feet and a chord distance of 1,916.63 feet to an iron pin; running thence North 89 degrees 28 minutes 30 seconds East a distance of 350.15 feet to an iron pin; running thence North 89 degrees 12 minutes 45 seconds West a distance of 1,287.64 feet to a concrete monument; running thence North 61 degrees 57 minutes 15 seconds West a distance of 658.78 feet to a point; running thence North 18 degrees 39 minutes 05 seconds East a distance of 1,115.12 feet to a concrete monument; running thence North 71 degrees 01 minutes 15 seconds West a distance of 101.26 feet to a concrete monument; running thence North 71 degrees 01 minutes 15 seconds West a distance of 101.26 feet to a point; running thence North 12 degrees 33 minutes 10 seconds East a distance of 402.04 feet to an existing concrete monument; running thence North 83 degrees 07 minutes 55 seconds East a distance of 528.32 feet to a concrete monument; running thence North 83 degrees 13 minutes 00 seconds East a distance of 650.21 feet to an existing concrete monument located in the eastern right of way line of the 200 foot right of way of CSX Railroad, which is the Point of Beginning, all as shown upon a map and plat prepared under the direction of and certified by Vincent Helmly, Georgia Registered Land Surveyor No. 1882, under date of July 27, 2000, and recorded in Plat Book F, Page 5, Charlton County, Georgia records, and reference to which is hereby made for a more full and complete description.

The above-described tract being a portion of the property conveyed to Sustainable forests, L.L.C. by deed from Union Camp Corporation, dated June 16, 1999, and recorded in Deed Book 48, Page 179, Charlton County, Georgia records, and further conveyed to SP Forests L.L.C. by deed from Sustainable Forests L.L.C., dated November 20, 2000 and recorded in Deed Book 50, Page 509-512 in said Charlton County, Georgia records.

AND

All that tract or parcel of land lying and being in the 32nd G.M. district of Charlton County, Georgia, and lying within the corporate city limits of Folkston, Georgia, containing eleven (11) acres, more or less, and being bounded as follows: bounded on the north and west by lands of O.C. Mizell, on the east by the right-of-way of CSX Transportation, and on the southwest by lands formerly belonging to the Estate of James I. Peeples, lands of the Georgia-Florida Investment Company, and on the southeast by property of Sam Elmore; said tract known as the “Old Novelty Mill Site,” but recently known as the “Busbee Mill Site Tract;” also, a strip of land located in the said 32nd G.M. District of Charlton County, Georgia, being 125 feet in width more particularly described as follows: Begin at the point which is the southwest corner of the above-described eleven (11) acre tract, more or less, and from said southwest corner proceed in a westerly direction to a point on the right-of-way of State Highway Number 23, a wire fence being the line, then proceed in a northerly direction along the right-of-way of said State Highway Number 23 a distance of 125 feet to a stake, thence proceed in an easterly direction to a point on the western boundary line of the above-described eleven (11) acre tract, more or less, then proceed along said western line of the said eleven (11) acre tract a distance of 125 feet back to the said point of beginning, said tract being a rectangular shaped tract of land 125 feet in width and bounded as follows: on the north by lands of O.C. Mizell, east by the said “Old Novelty Mill Site,” but recently known as the “Busbee Mill Site,” on the south by lands formerly owned by the Estate of James I. Peeples and lands of Delia Nelson, and on the west by the right-of-way of State Highway Number 23; said strip of land 125 feet in width being subject to a right-of-way Deed to the City of Folkston, as recorded with the land records of the Clerk for the Charlton County Superior Court in Folkston, Georgia in Deed Book 12, Page 186, wherein the southerly 50 feet of the said strip has been conveyed for street purposes. Reference is made to the aforesaid Deed for description purposes.

All that tract or parcel of Land lying and being in-the 32nd G.M. District Charlton County, Georgia, and lying within the corporate city limits of Folkston, Georgia, more particularly described as follows: Begin at the point which is the intersection of the northern boundary of the right-of-way-of Easy Street and the eastern boundary of the right-of-way of Georgia Highway 121 and proceed from such point south 75 degrees 43 minutes 15 seconds east a distance of 750.38 feet to a point; thence proceed north 06 degrees 48 minutes 45 seconds west a distance of 540.80 feet to a point; thence proceed south 76 degrees 26 minutes 57 seconds west a distance of 611.90 feet to a point along the eastern boundary of the right-of-way of Georgia Highway 12l,thence proceed south 18 degrees 17 minutes 36 seconds west along the said eastern boundary of the right-of-way of Georgia Highway 121 a distance of 420.76 feet back to the said Point of Beginning; said tract is bounded as follows: on the north by lands of O.C. Mizell; on the east by the Thomas Lumber Company; on the south by Easy Street; and on the west by Georgia Highway 121.

All that tract or parcel of land lying and being in the 32nd G.M. District of Charlton County, Georgia and lying within the corporate city limits of Folkston, Georgia, more particularly described with reference to that certain plat prepared by Robert L. Cubbedge, Georgia Registered Land surveyor, dated September 11, 1972 and recorded with the land records with the Clerk for the Charlton County Superior Court in Folkston, Georgia in Plat Book B, Page 233, begin at a concrete monument located by referenced in feet to the plane coordinates of the Georgia Coordinate System, east zone, at Y (Lat) 299,193.93 and X (Dep) 549,686.73 and running from said point south 75 degrees 02 minutes 12 seconds east a distance of 472.66 feet to a point; thence proceed south 28 degrees 33 minutes 05 seconds east a distance of 243.73 feet to a point; thence proceed south 59 degrees 24 minutes 45 seconds west a distance of 220.59 feet to a point; thence proceed south 08 degrees 27 minutes 54 seconds west a distance of 516.66 feet to a point; thence proceed. south 83 degrees 02 minuses 39 seconds west a distance of 528.30 feet to a point; thence proceed north 12 degrees 27 minutes 4l seconds east a distance of 195.75 feet to a point; thence proceed to a point; thence proceed north 11 degrees 52 minutes 27 seconds east a distance of 850.45 feet back to the said point of beginning; said tract or parcel containing 11.05 acres, more or less, according to said plat, said tract or parcel formerly being a point of Union Camp’s “Georgia-Florida Tact.” Reference is. made to the aforesaid plat for descriptive and all other legal purposes.

AND

All that tract or parcel of land lying and being in the 32ntd G.M. District of Charlton County, Gerorgia, containing 4 acres, more or less, and bounded as follows: on the east by the CSX Transportation Company right-of-way, on the north by the land of Charles R. Shepherd, Inc. and on the south and west by lands of Union Camp Corporation.

All that tract or parcel of land lying and being in the 32nd G.M. District of Charlton County, Georgia, and more particularly described as a tract of land containing 3 acres, more or less, and bounded on the west, north and east by lands of Thomas Lumber and Timber Company, Inc. and bounded on the south by lands of Union Camp Corporation, being the tract or parcel of land purchased by S.V. Brock from Mrs. Minnie Peterson, by Deed recorded with the land records of the Clerk for the Charlton County Superior Court in Folkston, Georgia in Deed Book 12, Page 242. Reference is made to the aforesaid Deed for description purposes.

Reference to private land ownership are as they presently exist or were formerly held.

The above-described tracts of land are identical to the tracts of land conveyed by Warranty Deed dated December 1, 1980 by Thomas Lumber and Timber Company to Union Camp Corporation, as recorded with the said land records in Deed Book 26, Pages 513-516; being the identical tracts of property conveyed by Warranty Deed dated November 19, 1986 by Union Camp Corporation to Jefferson Home Builders, Inc., said Deed recorded with the said lands records in Deed Book 32, Pages 555-558; and being identical to the tracts of land conveyed by Warranty Deed dated May 25, 1993 by Jefferson Home Builders, Inc., to Dewey W. Franklin, Jr. and Bernice D. Franklin, said Deed being recorded with the said land records in Deed Book 40, Pages 334-337.

LESS AND EXCEPT THE FOLLOWING:

ALL THAT TRACT OR PARCEL OF LAND LAYING AND BEING IN THE 32ND GEORGIA MILITIA DISTRICT, CHARLTON COUNTY, GEORGIA, IS MORE FULLY DESCRIBED BELOW.

THE POINT OF COMMENCEMENT (P.O.C.) IS A CONCRETE MONUMENT, GEORGIA EAST ZONE COORDINATES SYSTEM Y (LAT) 299,356.353 - X (DEP) 549,041.370, ON THE EASTERLY (E-LY) RIGHT-OF-WAY (R/W) OF GEORGIA STATE HIGHWAYS NO. 121 & NO. 23, A 100’ (FT) R/W. THENCE, PROCEED ALONG THE E-LY R/W OR GEORGIA STATE HWYs No. 121 & No. 23, N18° 11’ 27” E A DISTANCE OF 82.40’ (FT.) (L1) TO A ¾” PIPE FOUND. THENCE CONTINUE ALONG THE E-LY R/W OF GEORGIA STATE HWYS No. 121 & No. 23, N18° 29’ 21” E A DISTANCE OF 623.61’ (FT.) TO A 5/8” REBAR FOUND. THENCE PROCEED S84° 56’ 40’ E A DISTANCE OF 952.87’ (FT.) TO A CONCRETE MONUMENT FOUND IN THE W-LY R/W OF C.S.X. RAILROAD (FORMERLY A.C.L. RAILROAD), A 200’ (FT.) R/W. THENCE PROCEED ALONG THE WSTERLY (W-LY) R/W OF C.S.X. RAILROAD R/W, S14° 39’ 08” E A DISTANCE FO 380.49’ (FT) TO A 1/2” REBAR SET, THIS ALSO BEING THE POINT OF BEGINNING (P.O.B.).

FROM THE P.O.B. CONTINUE ALONG THE W-LY R/W OF C.S.X. RAILROAD, A 200’ (FT.) R/W, S14° 39’ 08” E A DISTANCE OF 945.00’ (FT.) TO A 1/2” REBAR SET. THENCE PROCEED ALONG THE SOUTHERLY (S-LY) PROPERTY LINE OF SUBJECT PROPERTY S75°20’52”W A DISTANCE OF 375.00’ (FT.) TO A 1/2” REBAR SET. THENCE PROCEED ALONG THE W-FLY PROPERTY LINE OF SUBJECT PROPERTY N14°39’06”W A DISTANCE OF 945.00’ (FT.) TO A 1/2” REBAR SET. THENCE PROCEED ALONG THE NORTHERLY (N-LY) PROPERTY LINE OF SUBJECT PROPERTY N75°20’52”E A DISTANCE OF 375.00’ (FT.) TO A ½” REBAR SET, ALSO BEING THE POINT OF BEGINNING.

Addendum V

LOAN AGREEMENT BETWEEN
DORAL BANK AND
MARGO FARMS, INC.
JUNE 14, 2005

Use of Funds Product of the Loan:

	Use and Disbursement Form by Doral	Amount

1.	Bank Fee	$35,000

2.	Recordation rights, seals for original and certified first copy of mortgage deed for the principal sum of $2,025,000 to be paid directly by DORAL to the account to and charged to the DEBTOR	$11,713.50

3.	Recordation rights, seals for original and certified first copy of mortgage deed for the principal sum of $2,025,000 to be paid directly by DORAL to the account of and charged to the DEBTOR	$2,273.50

4.	Seals on affidavits and receipts on Financial Statement to be paid directly by DORAL to the account of and charged to the DEBTOR	$100.00

5.	Premiums for title deed insurance policy for the sum of $2,025,000 and mortgage deed for the sum of $2,025,000 to be paid directly by DORAL to the account of and charged to the DEBTOR	$5,507.00

6.	Premiums for title insurance policy for the sum of $475,000 and mortgage deed for the sum of $475,000 to be paid directly by DORAL to the account of and charged to the DEBTOR	$1,543.00

7.	Legal fees relative to the granting of the MORTGAGE OF $2,025,000, the MORTGAGE OF $475,000, this contract and other documents to be paid directly by DORAL to the account of and charged to the DEBTOR	$16,000

8.	Municipal Income Collection Center for PROPERTY 1	$10,411.94

9.	San Juan Abstract Company (escrow for Municipal Income Collection Center for PROPERTY 2)	$6,500.00

10.	Scotiabank of Puerto Rico (cancellation balance of several loans as of June 15, 2005	$2,810,911.97

11.	Working capital for DEBTOR	$599,289.09

12.	TOTAL AMOUNT OF LOAN	$3,500,000.00

Addendum VI

PROMISSORY NOTE

PRINCIPAL:         $3,500,000
MATURITY: Interests on the total unpaid balance of the principal in twenty-three (23) monthly installments beginning the last day of the month immediately following the granting of this Promissory Note, when the first payment is made on interests for the period transpired as of the granting of this Promissory Note until the last natural day of the month immediately following this Promissory Note plus one final installment due twenty four (24) months as of the granting of this Promissory Note for the total sum of the unpaid balance of the principal plus interests accrued until then.

FOR VALUE RECEIVED: upon becoming due, as of twenty four (24) months of the granting of this Promissory Note, we will pay jointly and severally to the order of DORAL BANK, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), additionally binding ourselves to pay monthly interests on the unpaid balance of said principal at a fluctuating rate, equal to at all times to TWO POINT SEVENTY FIVE PERCENT (2.75%) over the London Interbank Offered Rate, adjusted every ninety days (90) as of this date until the total, complete and definitive payment of all that is owed by virtue of this Promissory Note.

We jointly and severally commit to paying interests on the total unpaid balance of this Promissory Note in twenty three (23) installments, beginning the last day of the month immediately following the granting of this Promissory Note, when the first payment will be made of interests for the period transpired as of the day of the granting of this Promissory Note until the last natural day of the month immediately following the day of the granting of this Promissory Note; plus one last installment twenty four (24) months after the granting of this Promissory Note, for the total amount of the unpaid balance of the principal, that is, THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), plus interests then accrued by virtue of the same. All monthly installments will first be applied to accrued interests, and the rest, if any, to decreasing the principal. The same will occur with any advance payment. We jointly and severally commit to pay a 5% penalty or charge on any payment we make ten days after the due date. Any delay of thirty (30) days or more in the payment of any installment will result in the advanced and immediate payment of this Promissory Note, at the owner or holder’s option by endorsement. In the event of non payment that persists ten (10) or more natural days after the due date of any installment under this Promissory Note or any other noncompliance by the subscriber under this Loan Contract granted on this same date by the subscriber and DORAL BANK, not remedied within the ten (10) natural days following the occurrence, and while said noncompliance persists, the annual interest rate will increase by 200 base points.

We renounce all right to presentation for payment, protest, notification of nonpayment and protest, and consent to the possible extension of the installments of this Promissory Note without notice of prorating, as per the option of the creditor of this Promissory Note. In the event a judicial complaint be necessary for the payment of the this obligation, we submit specifically to the jurisdiction and competency of the Court of Justice of Puerto Rico, San Juan Tribunal and we commit to paying a sum equal to TEN PERCENT (10%) of the original principal sum of this Promissory Note for costs, expenses, disbursements, and legal fees that the owner or holder by endorsement of this Note uses in the event of a complaint for payment of the debt, whether or not the complaint be made through the legal system, and even when the proceedings be followed by our rebellion, or in the event of bankruptcy by the subscribers, or any of them, under the dispositions of the Federal Bankruptcy Code or other similar statute.

All partial payments, if any, towards the account of this Promissory Note will be applied, firstly, to any penalty for prepayment, secondly and as far as the amount permits, to the interests accrued up to the date of the partial payment, and thirdly and as far as the amount permits, to decreasing the principal sum of the Note.

This Promissory Note evidences loans taken and to be taken by virtue of a revolving credit line granted by DORAL BANK to Margo Caribe, Inc. today, as per the Loan Contract of this same date. In the grid attached to this Promissory Note, the holder of this note will annotate the loans taken and paid by virtue of said credit line.

In San Juan, Puerto Rico, on the fourteenth (14th) of June of two thousand five (2005)

MARGO CARIBE, INC.

By:	________________________________________
MICHAEL JOSEPH SPECTOR MILLER
President

Affidavit Number:    __________

Acknowledged and signed before me by Michael Joseph Spector Miller, in his capacity as President of Margo Caribe, Inc., of legal age, owner and resident of Dorado, Puerto Rico, who I attest to knowing personally. In San Juan, Puerto Rico, on the fourteenth (14th) of June of two thousand five (2005).

__________________________________
Notary Public